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                                                                     EXHIBIT 4.3

                                                                  EXECUTION COPY
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                          REGISTRATION RIGHTS AGREEMENT

                                     BETWEEN

                               JAKKS PACIFIC, INC.

                                       AND

                            BEAR, STEARNS & CO. INC.,

                            DATED AS OF JUNE 9, 2003

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         This REGISTRATION RIGHTS AGREEMENT, dated as of June 9, 2003, is between JAKKS PACIFIC, INC., a Delaware corporation (together with any successor entity, herein referred to as the "Issuer"), and BEAR, STEARNS & CO. INC. (the "Initial Purchaser").

         Pursuant to the Purchase Agreement, dated June 4, 2003, between the Issuer and the Initial Purchaser (the "Purchase Agreement"), the Initial Purchaser has agreed to purchase from the Issuer $98,000,000 aggregate principal amount at maturity of Convertible Senior Notes due 2023 (the "Notes"). The Notes will be convertible into fully paid, nonassessable common stock, par value $0.001 per share, of the Issuer (the "Common Stock") on the terms, and subject to the conditions, set forth in the Indenture (as defined herein). To induce the Initial Purchaser to purchase the Notes, and in satisfaction of a condition to the Initial Purchaser's obligations under the Purchase Agreement, the Issuer has agreed to provide the registration rights set forth in this Agreement.

         The Company agrees with the Initial Purchaser (i) for its benefit as Initial Purchaser and (ii) for the benefit of the beneficial owners (including the Initial Purchaser) from time to time of the Notes and the beneficial owners from time to time of the Common Stock issued upon conversion of the Notes (each of the foregoing a "Holder"), as follows:

         1.       Definitions.

         As used in this Agreement, the following capitalized terms shall have the following meanings:

         "Additional Amounts": As defined in Section 3(a) hereof.

         "Additional Amounts Payment Date": Each interest payment date with respect to the Notes and each June 15 and December 15 in the case of the Common Stock.

         "Advice": As defined in Section 4(c)(ii) hereof.

         "Affiliate": With respect to any specified Person, means an "Affiliate," as defined in Rule 144 under the Securities Act, of such Person.

         "Agreement": This Registration Rights Agreement, as it may be amended from time to time in accordance with the terms hereof.

         "Blue Sky Application": As defined in Section 6(a)(i) hereof.

         "Broker-Dealer": Any broker or dealer registered under the Exchange
Act.

         "Business Day": Each day of the year other than a Saturday or Sunday or other day on which banking institutions in the City of New York are required or authorized by law or regulation to close.

         "Closing Date": The date of this Agreement.

         "Commission": The United States Securities and Exchange Commission.

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         "Common Stock": The shares of common stock, par value $0.001 per share, of the Issuer and any other shares of capital stock that may constitute "Common Stock" for purposes of the Indenture.

         "Control": With respect to a Person, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ability to exercise voting power, by contract or otherwise.

         "Effectiveness Period": As defined in Section 2(a)(iii) hereof.

         "Effectiveness Target Date": As defined in Section 2(a)(ii) hereof.

         "Exchange Act": The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

         "Holder": A Person who owns, beneficially or otherwise, Registrable Securities.

         "Indemnified Party": As defined in Section 6(a) hereof.

         "Indenture": The Indenture, dated as of June 9, 2003, between the Issuer and Wells Fargo Bank, N.A., as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended, modified or supplemented from time to time in accordance with the terms thereof.

         "Initial Purchaser": As defined in the preamble hereto.

         "Issuer": As defined in the preamble hereto.

         "Majority of Holders": Holders holding over 50% of the aggregate principal amount of Notes outstanding; provided that, for purposes of this definition, a Holder of shares of Common Stock that constitute Registrable Securities and that were issued upon conversion of the Notes shall be deemed to hold an aggregate principal amount of Notes (in addition to the principal amount of Notes held by such Holder) equal to the product of (x) the number of such shares of Common Stock held by such Holder and (y) the prevailing conversion price at the time of such conversion, such prevailing conversion price as determined in accordance with the Indenture.

         "Nasd": National Association of Securities Dealers, Inc.

         "Notes": As defined in the preamble hereto, up to $98,000,000 aggregate principal amount at maturity.

         "Person": An individual, partnership, corporation, unincorporated organization, trust, joint venture or a government or agency or political subdivision thereof.

         "Prospectus": The prospectus included in a Shelf Registration Statement (including, without limitation, a prospectus that discloses information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 415 promulgated under the Securities Act), as amended or supplemented by any prospectus supplement and by all other

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amendments thereto, including post-effective amendments, and all materials incorporated by reference or deemed to be incorporated by reference into such Prospectus.

         "Questionnaire Deadline": As defined in Section 2(b) hereof.

         "Record Holder": With respect to any Additional Amounts Payment Date, each Person who is a Holder on the record date with respect to the interest payment date on which such Additional Amounts Payment Date shall occur. In the case of a Holder of shares of Common Stock issued upon conversion of the Notes, "Record Holder" shall mean each Person who is a Holder of shares of Common Stock that constitute Registrable Securities on the May 15 or November 15 immediately preceding the Additional Amounts Payment Date.

         "Registrable Securities": Each Note and each share of Common Stock issued upon conversion of Notes, and any securities into or for which such Common Stock has been converted, and any security issued with respect thereto upon any stock dividend, split or similar event, until, in the case of any such security, (A) the earliest of (i) its effective registration under the Securities Act and resale in accordance with the Registration Statement covering it, (ii) expiration of the holding period that would be applicable thereto under Rule 144(k) under the Securities Act were it not held by an Affiliate of the Issuer, (iii) its sale to the public pursuant to Rule 144 under the Securities Act and (iv) the date that is two years after the later of the original issuance of the Notes and the last date that the Issuer or any of its Affiliates was the owner of any such Notes (or any predecessor thereto), and (B) as a result of the event or circumstance described in any of the foregoing clauses (i) through
(iv), the legends with respect to transfer restrictions required under the Indenture are removed or removable in accordance with the terms of the Indenture or such legend, as the case may be.

         "Registration Default": As defined in Section 3(a)(iii) hereof.

         "Registration Statement": Means any registration statement of the Issuer that covers any of the Registrable Securities pursuant to the provisions of this Agreement including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all materials incorporated by reference or explicitly deemed to be incorporated by reference in such registration statement.

         "Sale Notice": As defined in Section 4(e) hereof.

         "Securities Act": The Securities Act of 1933, as amended, and the rules and regulations promulgated by the Commission thereunder.

         "Shelf Filing Deadline": As defined in Section 2(a)(i) hereof.

         "Shelf Registration Statement": As defined in Section 2(a)(i) hereof.

         "Suspension Period": As defined in Section 4(b)(i) hereof.

         "TIA": The Trust Indenture Act of 1939, as in effect on the date the Indenture is qualified under that Act.

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         "Underwriting Majority": On any date, Holders holding at least 66 2/3%
of the aggregate principal amount of the Registrable Securities outstanding on such date; provided, that for the purpose of this definition, a holder of shares of Common Stock that constitute Registrable Securities and issued upon conversion of Notes shall be deemed to hold an aggregate principal amount of Registrable Securities (in addition to the principal amount of Notes held by such holder) equal to (x) the number of such shares of Common Stock that are Registrable Securities held by such holder multiplied by (y) the then applicable Conversion Price (as defined in the Indenture).

         "Underwritten Registration" or "Underwritten Offering": A registration in which securities of the Issuer are sold to an underwriter for reoffering to the public.

         2.       Shelf Registration.

                  (a)      The Issuer shall:

                           (i) as soon as practicable but not later than 90 days after the date hereof (the "Shelf Filing Deadline"), cause to be filed with the Commission a registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement"), which Shelf Registration Statement shall provide for resales from time to time of all Registrable Securities held by the Holders thereof as of the Closing Date or for any other Holder who acquired the Notes subsequent to the Closing Date and who has notified the Issuer of its desire to be included as a Selling Stockholder in such Registration Statement;

                           (ii) use its best efforts to cause the Shelf Registration Statement to be declared effective by the Commission as promptly as is practicable but in any event no later than 210 days after the date hereof (the "Effectiveness Target Date"); and

                           (iii) subject to Section 4(b)(i) hereof, use its best efforts to keep the Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of
         Section 4(b) hereof to the extent necessary to ensure that (A) it is available for resales by the Holders of Registrable Securities entitled to the benefit of this Agreement and (B) conforms with the requirements of this Agreement and the Securities Act and the rules and regulations of the Commission promulgated thereunder as announced from time to time for a period (the "Effectiveness Period") ending on the earliest of:

                           (1) two years after the later of the last date of original issuance of any of the Notes and the date on which we or any of our Affiliates owned any of the Notes;

                           (2) the date on which Holders of Registrable Securities are able to sell all of the Registrable Securities immediately without restriction pursuant to Rule 144(k) under the Securities Act;

                           (3) the date when all of the Registrable Securities of those Holders that have provided the information required pursuant to the terms of Section 2(b)

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                  hereof are registered under the Shelf Registration Statement and disposed of in accordance with the terms of the Shelf Registration Statement; and

                           (4) the date when all of the Registrable Securities of those Holders that have provided the information required pursuant to the terms of Section 2(b) hereof have ceased to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise).

                  (b) No Holder of Registrable Securities may include any of its Registrable Securities in the Shelf Registration Statement pursuant to this Agreement unless such Holder furnishes to the Issuer in writing, prior to or on the 30th Business Day after receipt of a request therefor (the "Questionnaire Deadline"), such information as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and in any application to be filed with or under state securities laws. In connection with all such requests for information from Holders of Registrable Securities, the Issuer shall notify such Holders of the requirements set forth in the preceding sentence. Each Holder as to which the Shelf Registration Statement is being effected agrees to furnish promptly to the Issuer all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading.

         3.       Additional Amounts.

                  (a)      If:

                           (i) the Shelf Registration Statement has not been filed with the Commission prior to or on the Shelf Filing Deadline,

                           (ii) the Shelf Registration Statement has not been declared effective by the Commission prior to or on the Effectiveness Target Date,

                           (iii) subject to the provisions of Section 4(b)(i) hereof, the Shelf Registration Statement is filed and declared effective but, during the Effectiveness Period and after the Effectiveness Target Date, shall thereafter cease to be effective or fail to be usable for its intended purpose for a period of time (including any Suspension Period) that shall exceed 30 days in the aggregate in any 3-month period or 60 days in the aggregate in any 365-day period (each such event referred to in foregoing clauses (i) through (iii), a "Registration Default"), then the Issuer hereby agrees to pay additional amounts ("Additional Amounts") to each Holder from and including the day following the Registration Default to but excluding the day on which the Registration Default has been cured in an amount equal to:

                                    (A)      with respect to such Holder's
                  Notes, for the first 90-day period during which a Registration Default shall have occurred and be continuing but excluding the day on which all Registration Defaults have been cured, an amount equal to 0.25% per annum on the applicable principal amount of such Holder's then outstanding and not converted Notes, increasing to an amount per

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                  annum on the applicable principal amount of such Holder's then outstanding and not converted Notes equal to 0.50% on the 91st day, provided that in no event shall the aggregate Additional Amounts pursuant to this clause accrue at a rate per annum exceeding 0.50% of the sum of the applicable principal amount of the then outstanding Notes;

                                    (B)      with respect to such Holder's
                  Common Stock issued upon conversion of Notes for the first 90-day period during which a Registration Default shall have occurred and be continuing but excluding the day on which all Registration Defaults have been cured, an amount equal to 0.25% per annum on the applicable principal amount of such Holder's converted Notes, increasing to an amount per annum on the applicable principal amount of such Holder's converted Notes equal to 0.50% on the 91st day, provided that in no event shall the aggregate Additional Amounts pursuant to this clause accrue at a rate per annum exceeding 0.50% of the sum of the applicable principal amount of the then converted Notes;

                  provided that for purposes of this section the term "applicable principal amount" means, as of any date of determination, with respect to each $1,000 principal amount at maturity of Notes, the sum of the initial issue price of such Notes plus accrued original issue discount with respect to such Notes through the date of determination.

                  (b) All accrued Additional Amounts shall be paid in arrears to Record Holders by the Issuer on each Additional Amounts Payment Date by wire transfer of immediately available funds or by federal funds check; provided that any Additional Amounts accrued with respect to any Registrable Securities or portion thereof called for redemption on a redemption date or converted into Common Stock on a conversion date prior to the Additional Amounts Payment Date shall, in any such event, be paid instead to the Holder who submitted such Note or portion thereof for redemption or conversion on the applicable redemption date or conversion date, as the case may be, on such date (or promptly following the conversion date, in the case of conversions). Following the cure of all Registration Defaults relating to any particular Note or share of Common Stock, the accrual of Additional Amounts with respect to such Note or share of Common Stock will cease.

         The Trustee shall be entitled, on behalf of Holders of Notes, to seek any available remedy for the enforcement of this Agreement, including for the payment of any Additional Amounts. All obligations of the Issuer set forth in this Section 3 that are outstanding with respect to any Registrable Security at the time such security ceases to be a Registrable Security shall survive until such time as all such obligations with respect to such Registrable Security shall have been satisfied in full. The parties hereto agree that the Additional Amounts provided for in this section constitutes a reasonable estimate of the damages that may be incurred by Holders of Registrable Securities by reason of the failure of the Shelf Registration Statement to be filed or declared effective or available for effecting resales of Registrable Securities in accordance with the provisions hereof.

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         4.       Registration Procedures.

                  (a) In connection with the Shelf Registration Statement, the Issuer shall prepare and file with the Commission a Shelf Registration Statement on Form S-1 or Form S-3 or on any other appropriate form under the Securities Act permitting registration of the Registrable Securities for resale by the Holders thereof in accordance with the reasonable methods of distribution elected by them, and use its best efforts to cause such Shelf Registration Statement to become effective and remain effective as provided herein. At the time the Shelf Registration Statement is declared effective, each Holder that has satisfied the requirements of Section 2(b) hereof shall be named as a selling securityholder in the Shelf Registration Statement and the related Prospectus in such a manner as to permit such Holder to deliver such Prospectus to purchasers of Registrable Securities in accordance with applicable law.

                  (b) In connection with the Shelf Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Registrable Securities, the Issuer shall:

                           (i) Subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), use its reasonable best efforts to keep the Shelf Registration Statement continuously effective during the Effectiveness Period; upon the occurrence of any event that would cause the Shelf Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or
         (B) not be effective and usable for resale of Registrable Securities during the Effectiveness Period, the Issuer shall file promptly an appropriate amendment to the Shelf Registration Statement, a prospectus supplement or a report filed with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in the case of clause
         (A), correcting any such misstatement or omission, and, in the case of either clause (A) or (B), use its reasonable best efforts to cause such amendment to be declared effective and the Shelf Registration Statement and the related Prospectus to become usable for their intended purposes as soon as practicable thereafter. Notwithstanding the foregoing, the Issuer may, by written notice to the Holders, suspend the Holders' use of the Prospectus for a period not to exceed an aggregate of 30 days in any three-month period (each such period, a "Suspension Period") if:

                           (x) an event occurs and is continuing as a result of which the Shelf Registration Statement would, in the Issuer's reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and

                           (y) the Issuer reasonably determines in good faith
                  that the disclosure of such event at such time would have a material adverse effect on the business of the Issuer (and its subsidiaries, if any, taken as a whole);

         provided, that the Suspension Periods shall not exceed an aggregate of 60 days in any 365-day period. The Effectiveness Period shall be extended by the number of days beginning on the date the Issuer gives the Holders notice of the Suspension Period to and

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         including the date on which the Holders receive copies of the supplemented or amended Prospectus or the date on which the Holders are advised in writing by the Issuer that the Prospectus may be used. Each Holder, by its acceptance of a Registrable Security, agrees to hold in confidence any communication by the Issuer relating to an event described in Section 4(b)(i)(x) and (y) or Section 4(b)(iii)(D).

                           (ii) Prepare and file with the Commission such amendments and post-effective amendments to the Shelf Registration Statement as may be necessary to keep the Shelf Registration Statement effective during the Effectiveness Period; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner, if required by the Securities Act or as reasonably requested by the Initial Purchaser or by the Trustee on behalf of the Holders of the Registrable Securities covered by such Shelf Registration Statement; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by the Shelf Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in the Shelf Registration Statement or supplement to the Prospectus.

                           (iii) As promptly as practicable give notice to the Initial Purchaser, the Holders, counsel for the Holders and for the Initial Purchaser (or, if applicable, separate counsel for the Holders), and any underwriters and, if requested by such Persons, confirm such advice in writing:

                                    (A)      when the Shelf Registration
                  Statement, Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Shelf Registration Statement or any post-effective amendment thereto, when the same has become effective,

                                    (B)      of any request by the Commission or
                  any other federal or state governmental authority for amendments to the Shelf Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto,

                                    (C)      of the issuance by the Commission
                  or any other federal or state authority of any stop order suspending the effectiveness of the Shelf Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Registrable Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, or

                                    (D)      of the existence of any fact or the
                  happening of any event, during the Effectiveness Period, that makes any statement of a material fact made in the Shelf Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Shelf Registration

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                  Statement or the Prospectus in order to make the statements therein not misleading.

                  If at any time the Commission shall issue any stop order suspending the effectiveness of the Shelf Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Registrable Securities under state securities or Blue Sky laws, or the Shelf Registration Statement ceases to be effective for any reason at any time during the Effectiveness Period, the Issuer shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time, and in any event shall within thirty (30) days of such cessation of effectiveness amend the Shelf Registration Statement in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional Shelf Registration Statement covering all of the securities that as of the date of such filing are Registrable Securities. If a subsequent Shelf Registration Statement is filed, the Issuer shall use its best efforts to cause such Shelf Registration Statement to become effective as promptly as is practicable after such filing and to keep such Shelf Registration Statement continuously effective until the end of the Effectiveness Period.

                           (iv) Furnish to the Initial Purchaser, counsel for the Initial Purchaser, one counsel for the selling Holders and each of the underwriter(s), if any, before filing with the Commission, a copy of the Shelf Registration Statement and copies of any Prospectus included therein or any amendments or supplements to either of the Shelf Registration Statement or Prospectus (other than documents incorporated by reference after the initial filing of the Shelf Registration Statement), which documents will be subject to the review of such persons, counsel and underwriter(s), if any, for a period of two Business Days, and the Issuer will not file the Shelf Registration Statement or Prospectus or any amendment or supplement to the Shelf Registration Statement or Prospectus (other than documents incorporated by reference) to which such counsel or the underwriter(s), if any, shall reasonably object within two Business Days after the receipt thereof. Such counsel or underwriter, if any, shall be deemed to have reasonably objected to such filing if the Shelf Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission.

                           (v)      Subject to the execution of a
         confidentiality agreement reasonably acceptable to the Issuer, make available at reasonable times for inspection by one or more representatives of the selling Holders, designated in writing by a Majority of Holders whose Registrable Securities are included in the Shelf Registration Statement, any underwriter, if any, participating in any distribution pursuant to the Shelf Registration Statement, and any attorney or accountant retained by the Majority of Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Issuer as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the Issuer's officers, directors, managers and employees to supply all information reasonably requested by any such representative or representatives of the selling Holders, underwriter, attorney or accountant in connection with the Shelf Registration Statement; provided, however, that

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         any information designated by the Issuer as confidential at the time of delivery of such information shall be kept confidential by the recipient thereof.

                           (vi) If requested by the Initial Purchaser or its counsel, any selling Holders or the underwriter(s), if any, incorporate in the Shelf Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such Initial Purchaser, counsel, selling Holders or underwriter(s), if any, may reasonably request to have included therein, including, without limitation: (1) information relating to the "Plan of Distribution" of the Registrable Securities, (2) information with respect to the principal amount of Notes or number of shares of Common Stock being sold, (3) the purchase price being paid therefor and (4) any other terms of the offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as reasonably practicable after the Issuer is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment.

                           (vii) As promptly as practicable furnish to each selling Holder by electronic or paper copy, the Initial Purchaser and its counsel, and each of the underwriter(s), if any, without charge, at least one copy of the Shelf Registration Statement, as first filed with the Commission, and of each amendment thereto (and any documents incorporated by reference therein or exhibits thereto (or exhibits incorporated in such exhibits by reference) as such Person may request in writing).

                           (viii) Deliver to each selling Holder, the Initial Purchaser and its counsel, and each of the underwriter(s), if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to any notice by the Issuer in accordance with this Section 4(b) of the existence of any fact or event of the kind described in Section 4(b)(iii)(D), the Issuer hereby consents to the use of the Prospectus and any amendment or supplement thereto by each of the selling Holders and each of the underwriter(s), if any, in connection with the offering and the sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto.

                           (ix) If an underwriting agreement is entered into and the registration is an Underwritten Registration, the Issuer shall:

                                    (A)      upon request, furnish to each
                  selling Holder and each underwriter, if any, in such substance and scope as they may reasonably request and as are customarily made by issuers to underwriters in primary underwritten offerings, upon the date of closing of any sale of Registrable Securities in an Underwritten Registration:

                                             (1)  a customary certificate, dated
                                    the date of such closing, signed by (y) the Chairman of the Board, the Chief Executive Officer, the President or a Vice President and (z) the Chief Financial Officer of the Issuer confirming, as of the date thereof, such matters as such parties may reasonably request;

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                                             (2)  opinions, each dated the date
                                    of such closing, of counsel to the Issuer covering such matters as are customarily covered in legal opinions to underwriters in connection with primary underwritten offerings of securities; and

                                             (3)  customary comfort letters,
                                    dated the date of such closing, from the Issuer's independent accountants (and from any other accountants whose report is contained or incorporated by reference in the Shelf Registration Statement), in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with primary underwritten offerings of securities;

                                    (B)      set forth in full in the
                  underwriting agreement, if any, indemnification provisions and procedures which provide rights no less protective than those set forth in Section 6 hereof with respect to all parties to be indemnified; and

                                    (C)      deliver such other documents and
                  certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the selling Holders pursuant to this clause (ix).

                           (x) Before any public offering of Registrable Securities, cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration and qualification of the Registrable Securities under the securities or Blue Sky laws of such jurisdictions as the selling Holders or underwriter(s), if any, may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Shelf Registration Statement; provided, however, that the Issuer shall not be required (A) to register or qualify as a foreign corporation or a dealer of securities where it is not now so qualified or to take any action that would subject it to the service of process in any jurisdiction where it is not now so subject or (B) to subject itself to taxation in any such jurisdiction if it is not now so subject.

                           (xi) Cooperate with the selling Holders and the underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends (unless required by applicable securities laws); and enable such Registrable Securities to be in such denominations and registered in such names as the Holders or the underwriter(s), if any, may reasonably request at least two Business Days before any sale of Registrable Securities.

                           (xii) Use its reasonable best efforts to cause the Registrable Securities covered by the Shelf Registration Statement to be registered with or approved by such other U.S. governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Registrable Securities, subject to the proviso in clause (x) above.

                           (xiii) Subject to Section 4(b)(i) hereof, if any fact or event contemplated by Section 4(b)(iii)(D) hereof shall exist or have occurred, use its reasonable best efforts to prepare a supplement or post-effective amendment to the Shelf Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

                           (xiv) Provide CUSIP numbers for all Registrable Securities not later than the effective date of the Shelf Registration Statement and provide the Trustee under the Indenture with certificates for the Notes that are in a form eligible for deposit with The Depository Trust Company.

                           (xv) Cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter that is required to be retained in accordance with the rules and regulations of the NASD.

                           (xvi) Otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission and all reporting requirements under the rules and regulations of the Exchange Act and make generally available to its security holders earning statements (which need not be audited) satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder no later than 45 days after the end of any 12 month period (or 90 days after the end of any 12-month period if such period is a fiscal year) commencing on the first day of the first fiscal quarter of the Issuer commencing after the effective date of a Shelf Registration Statement, which statements shall cover said 12-month periods.

                           (xvii) Cause the Indenture to be qualified under the TIA not later than the effective date of the Shelf Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use its reasonable best efforts to cause the Trustee thereunder to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                           (xviii) Cause all Registrable Securities covered by the Shelf Registration Statement to be listed or quoted, as the case may be, on each securities exchange or automated quotation system on which securities issued by the Issuer of the same series are then listed or quoted.

                           (xix) Provide promptly to each Holder upon written request each document filed with the Commission pursuant to the requirements of Section 13 and

         Section 15 of the Exchange Act after the effective date of the Shelf Registration Statement, unless such documents are available from EDGAR.

                           (xx) If requested by the underwriters in an underwritten offering, make appropriate officers of the Issuer reasonably available to the underwriters for meetings with prospective purchasers of the Registrable Securities and prepare and present to potential investors customary "road show" material in a manner consistent with other new issuances of other securities similar to the Registrable Securities.

                           (xxi) Enter into such customary agreements and take all such other necessary actions in connection therewith (including those requested by the holders of a majority of the Registrable Securities being sold) in order to expedite or facilitate disposition of such Registrable Securities.

                           (xxii) Upon the filing of the Shelf Registration Statement and the effectiveness of the Shelf Registration Statement, announce the same by issuing a news release to Reuters Economic Services and Bloomberg Business News.

                  (c) Each Holder agrees by acquisition of a Registrable Security that, upon receipt of any notice from the Issuer of the existence of any fact of the kind described in Section 4(b)(iii)(D) hereof, such Holder will, and will use its reasonable best efforts to cause any underwriter(s) in an Underwritten Offering to, forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until:

                           (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 4(b)(xiii) hereof; or

                           (ii) such Holder is advised in writing (the "Advice") by the Issuer that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus.

         If so directed by the Issuer, each Holder will deliver to the Issuer (at the Issuer's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Registrable Securities that was current at the time of receipt of such notice of suspension.

                  (d) The Issuer is required to send a questionnaire in the form attached hereto as Annex A to each Holder of Registrable Securities at least 30 Business Days before the Shelf Registration Statement is declared effective. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall furnish to the Issuer in writing, within 30 Business Days after receipt of a request therefor as set forth in a questionnaire in the form attached hereto as Annex A, such information regarding such Holder and the proposed distribution by such Holder of its Registrable Securities as the Issuer may reasonably request for use in connection with the Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. Holders that do not complete the questionnaire and deliver it to the Issuer shall not be named as selling securityholders in the Prospectus or preliminary Prospectus included in the Shelf Registration Statement and therefore shall not be permitted to sell any Registrable Securities pursuant to the

         Shelf Registration Statement, so long as the Issuer has diligently requested such information from such Holder. Each Holder who intends to be named as a selling Holder in the Shelf Registration Statement shall promptly furnish to the Issuer in writing all information required to be disclosed in order to make information previously furnished to the Issuer by such Holder not materially misleading and such other information as the Issuer may from time to time reasonably request in writing.

                  (e) Upon the effectiveness of the Shelf Registration Statement, each Holder shall notify the Issuer at least three Business Days prior to any intended distribution of Registrable Securities pursuant to the Shelf Registration Statement (a "Sale Notice"), which notice shall be effective for five Business Days. Each Holder of this Security, by accepting the same, agrees to hold any communication by the Issuer in response to a Sale Notice in confidence.

                  (f) Notwithstanding anything in this Agreement to the contrary, each party to this Agreement (and any employee, representative or other agent of such party) may disclose to any and all persons, without limitation of any kind, the U.S. federal income tax treatment and tax structure of the transactions contemplated by this offering memorandum and all materials of any kind (including opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure. However, any such information relating to the U.S. federal income tax treatment or tax structure is required to be kept confidential to the extent necessary to comply with any applicable federal or state securities laws.

         5.       Registration Expenses.

                  (a) All expenses incident to the Issuer's performance of or compliance with this Agreement shall be borne by the Issuer regardless of whether a Shelf Registration Statement becomes effective, including, without limitation:

                           (i) all registration and filing fees and expenses (including without limitation fees and expenses with respect to filings required to be made with the NASD);

                           (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws (including without limitation reasonable fees and disbursements of counsel for the Holders in connection with blue sky qualifications of the Registrable Securities);

                           (iii) all expenses of printing (including printing of Prospectuses and certificates for the Common Stock to be issued upon conversion of the Notes), messenger and delivery services, and telephone;

                           (iv) all reasonable fees and disbursements of counsel to the Issuer and, subject to Section 5(b) below, the Holders of Registrable Securities;

                           (v) fees and disbursements of the Trustee and its counsel and of the registrar and transfer agent for the Common Stock;

                           (vi)     all application and filing fees in
         connection with listing (or authorizing for quotation) the Common Stock on a national securities exchange or automated quotation system pursuant to the requirements hereof; and

                           (vii) all fees and disbursements of independent certified public accountants of the Issuer (including the expenses of any special audit and comfort letters required by or incident to such performance).

                  The Issuer shall bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal, accounting or other duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Issuer.

                  (b) In connection with the Shelf Registration Statement required by this Agreement, the Issuer shall reimburse the Initial Purchaser and the Holders of Registrable Securities being registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, which shall be Manatt, Phelps & Phillips, LLP or such other counsel chosen by a Majority of Holders for whose benefit the Shelf Registration Statement is being prepared and is reasonably acceptable to the Issuer. The Issuer shall not be required to pay any underwriter discount, commission or similar fees related to the sale of the Securities.

         6.       Indemnification and Contribution.

                  (a) The Issuer shall indemnify and hold harmless each Holder, their directors, officers, employees, representatives, agents and each person, if any, who controls such Holder within the meaning of
         Section 15 of the Securities Act or Section 20 of the Exchange Act (each, an "Indemnified Party"), from and against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, expense, liability or action relating to resales of the Registrable Securities), to which such Indemnified Party may become subject, under the Securities Act or otherwise, insofar as any such loss, claim, damage, expense, liability or action arises out of, or is based upon:

                           (i) any untrue statement or alleged untrue statement of a material fact contained in (A) the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any preliminary prospectus or (B) any blue sky application or other document or any amendment or supplement thereto prepared or executed by the Issuer (or based upon written information furnished by or on behalf of the Issuer expressly for use in such blue sky application or other document or amendment on supplement) filed in any jurisdiction specifically for the purpose of qualifying any or all of the Registrable Securities under the securities law of any state or other jurisdiction (such application or document being hereinafter called a "Blue Sky Application"); or

                           (ii) the omission or alleged omission to state in the Shelf Registration Statement or amendment thereto any material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in the Prospectus or any amendment or supplement thereto or any preliminary prospectus any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Indemnified Party promptly upon demand for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer shall not be liable to an Indemnified Party in any such case to the extent that any such loss, claim, damage, expense, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omission or alleged omission made in the Shelf Registration Statement or Prospectus or amendment or supplement thereto or Blue Sky Application in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Indemnified Party specifically for use therein; provided, further, that as to any preliminary Prospectus, this indemnity agreement shall not inure to the benefit of any Indemnified Party or any officer, employee, representative, agent, director or controlling person of that Indemnified Party on account of any loss, claim, damage, expense, liability or action arising from the sale of the Registrable Securities sold pursuant to the Shelf Registration Statement to any person by such Indemnified Party if (i) that Indemnified Party failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and (ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus or a supplement or amendment thereto, as the case may be, unless in each case, such failure resulted from noncompliance by the Issuer with Section 4. The foregoing indemnity agreement is in addition to any liability that the Issuer may otherwise have to any Indemnified Party.

                  (b) Each Holder, severally and not jointly, shall indemnify and hold harmless the Issuer, its directors, officers, employees, representatives, agents and each person, if any, who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, claim, damage, expense or liability, joint or several, or any action in respect thereof, to which the Issuer or any such officer, employee, representative, agent or controlling person may become subject, insofar as any such loss, claim, damage, expense, liability or action arises out of, or is based upon:

                           (i) any untrue statement or alleged untrue statement of any material fact contained in the Shelf Registration Statement or Prospectus or any amendment or supplement thereto or any Blue Sky Application; or

                           (ii) the omission or the alleged omission to state in the Shelf Registration Statement any material fact required to be stated therein or necessary to make the statements therein not misleading, or the omission or alleged omission to state in the Prospectus any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Issuer by or on behalf of such Holder (or its related Indemnified Party) specifically for use therein, and shall reimburse the Issuer and any such director, officer, employee, representative, agent or controlling person promptly upon demand for any legal or other expenses reasonably incurred by the Issuer or any such officer, employee or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability that any Holder may otherwise have to the Issuer and any such director, officer, employee or controlling person. In no event shall the liability of any selling Holder of Registrable Securities hereunder be greater in amount than the dollar amount of the proceeds received by such Holder upon the sale of the Registrable Securities pursuant to the Shelf Registration Statement giving rise to such indemnification obligation.

                  (c) Promptly after receipt by an indemnified party under this Section 6 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 6, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under this Section 6 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under this
         Section 6. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 6 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and its respective directors, employees, officers and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the indemnified party against the indemnifying party under this Section 6 if (1) employment of such counsel has been authorized in writing by the indemnifying party, or (2) such indemnifying party shall not have employed counsel to have charge of the defense of such proceeding within 30 days of the receipt of notice thereof, or (3) such indemnified party shall have reasonably concluded that the representation of such indemnified party and those directors, employees, officers and controlling persons by the same counsel representing the indemnifying party would be inappropriate under applicable standards of professional conduct due to actual or potential differing interests between them or where there may be one or more defenses available to them that are different from, additional to or in conflict with those available to the indemnifying party, and in any such event ((1), (2) or (3)) the fees and expenses of such separate counsel shall be paid by the indemnifying party as incurred. It is understood that the indemnifying party shall not be liable for the fees and expenses of more than one separate firm (in addition to local counsel in each jurisdiction) for all indemnified parties in connection with any proceeding or related proceedings. No indemnifying party shall:

                           (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld) effect any settlement of any pending or threatened action in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of such indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include a statement as to or an admission of fault, culpability or failure to act by or on behalf of any indemnified party, or

                           (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss of liability by reason of such settlement or judgment in accordance with this Section 6.

                  (d) If the indemnification provided for in this Section 6 is unavailable or insufficient to hold harmless an indemnified party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above
         (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the registration of the Registrable Securities pursuant to the Shelf Registration, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer on the one hand or such Holder or such other indemnified party, as the case may be, on the other, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). The Issuer and the Holders agree that it would not be just and equitable if contribution pursuant to this
         Section 6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. Notwithstanding any other provision of this Section 6(d), the Holders of the Registrable Securities shall not be required to contribute any amount in excess of the amount by which the gross proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Shelf Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each person, if any, who controls such indemnified party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such indemnified party and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Issuer. The Holders' respective obligations to contribute pursuant to this Section 6 are several in proportion to the respective amount of Registrable Securities they have sold pursuant to a Registration Statement and not joint. The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

                  (e) If at any time an indemnified party shall have requested an indemnifying party to reimburse such indemnified party for fees and expenses of counsel as contemplated herein, then such indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement, and (iii) such indemnified party shall have given such indemnifying party at least 30 days' prior notice of its intention to settle.

                  (f) The indemnity and contribution provisions contained in this Section 6 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of the Initial Purchaser, any Holder or any person controlling the Initial Purchaser or any Holder, or by or on behalf of the Issuer, its officers or directors or any person controlling the Issuer, and (iii) any sale of Registrable Securities pursuant to the Shelf Registration Statement.

         7.       Information Requirements.

         The Issuer covenants that, if at any time before the end of the Effectiveness Period it is not subject to the reporting requirements of the Exchange Act, it will cooperate with any Holder of Registrable Securities and take such further action as any Holder of Registrable Securities may reasonably request in writing (including, without limitation, making such representations as any such Holder may reasonably request), all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by Rule 144, Rule 144A, Regulation S and Regulation D under the Securities Act and customarily taken in connection with sales pursuant to such exemptions.

         In addition, in the event the Issuer is not subject to Section 13 or 15(d) of the Exchange Act, the Issuer hereby agrees with each Holder, for so long as any Registrable Securities remain outstanding, to make available to any Holder or beneficial owner of Registrable Securities in connection with any sale thereof and any prospective purchaser of such Registrable Securities from such Holder or beneficial owner, the information required by Rule 144A(d)(4) under the Securities Act in order to permit resales of such Registrable Securities pursuant to Rule 144A.

         The Issuer shall file the reports required to be filed by it under the Exchange Act and shall comply with all other requirements set forth in the instructions to Form S-1 or Form S-3, as the case may be, in order to allow the Issuer to be eligible to file registration statements on Form S-1 or Form S-3.

         8.       Underwritten Registrations.

                  (a) The Underwriting Majority may sell its Registrable Securities in an Underwritten Offering pursuant to the Shelf Registration Statement only with the Issuer's consent, which consent may not be unreasonably withheld, delayed or conditioned.

                  (b) Participation of Holders. No Holder may participate in any Underwritten Registration hereunder unless such Holder:

                           (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements; and

                           (ii) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting arrangements.

                  (c) Selection of Underwriters. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by a Majority of Holders whose Registrable Securities are included in such Underwriting Offering; provided, that such investment bankers and managers must be reasonably satisfactory to the Issuer.

         9.       Miscellaneous.

                  (a) Remedies. The Issuer acknowledges and agrees that any failure by the Issuer to comply with its obligations under Section 2 hereof may result in material irreparable injury to the Initial Purchaser or the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, the Initial Purchaser or any Holder may obtain such relief as may be required to specifically enforce the Issuer's obligations under Section 2 hereof. The Issuer further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Issuer is not a party to, as of the date hereof, and will not enter into, on or after the date of this Agreement, any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. In addition, the Issuer shall not grant to any of its security holders (other than the holders of Registrable Securities in such capacity) the right to include any of its securities in the Shelf Registration Statement provided for in this Agreement other than the Registrable Securities. The Issuer has not previously entered into any agreement (which has not expired or been terminated) granting any registration rights with respect to its securities to any Person, which rights conflict with the provisions hereof.

                  (c) Adjustments Affecting Registrable Securities. The Issuer shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (d) Amendments and Waivers. This Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of a Majority of Holders; provided, however, that no amendment, modification, supplement, waiver or consent to or departure from the provisions of Section 6 that materially and adversely affects a Holder hereof shall be effective as against any such Holder of Registrable Securities unless consented to in writing by such Holder; provided, further, that with respect to any matter that directly or indirectly adversely affects the rights of the Initial Purchaser hereunder, the Issuer shall obtain the written consent of the Initial Purchaser against which such amendment, modification, supplement, waiver or consent is to be effective.

                  (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

                           (i) if to a Holder, at the address set forth on the records of the registrar under the Indenture or the transfer agent of the Common Stock, as the case may be; and

                           (ii)     if to the Issuer:

                           Jakks Pacific, Inc.
                           22619 Pacific Coast Highway
                           Malibu, California 90265
                           Fax No.: (310) 317-8527
                           Attention: Joel Bennett

                           With a copy to:

                           Feder, Kaszovitz, Isaacson, Weber, Skala, Bass & Rhine, LLP
                           750 Lexington Avenue
                           New York, New York 10022
                           Fax No.: (212) 888-7776
                           Attention: Saul Kaszovitz

                           (iii)    if to the Initial Purchaser:

                           Bear, Stearns & Co. Inc.
                           383 Madison Avenue
                           New York, New York 10179
                           Fax No.: (212) 272-3092
                           Attention: Convertible Capital Markets

                           With a copy to:

                           Manatt, Phelps & Phillips, LLP
                           11355 West Olympic Boulevard
                           Los Angeles, California 90064
                           Fax No.: (310) 914-5772
                           Attention: Gordon Bava

         All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and on the next Business Day, if timely delivered to an air courier guaranteeing overnight delivery.

         Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

         A document or notice shall be deemed to have been furnished to the Holders of the Registrable Securities if it is provided to the registered holders of the Registrable Securities at the address set forth in clause (i) above.

                  (f) Successors and Assigns. Any person who purchases any Registrable Securities from the Initial Purchaser or any Holder shall be deemed, for purposes of this Agreement, to be an assignee of the Initial Purchaser or such Holder, as the case may be. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities; provided, however, that (i) nothing contained herein shall be deemed to permit any assignment, transfer or other disposition of Registrable Securities in violation of the terms of the Purchase Agreement or the Indenture and (ii) this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Registrable Securities from such Holder. If any transferee of any Holder shall acquire Registrable Securities, in any manner, whether by operation of law or otherwise, such Registrable Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Registrable Securities such person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement and such Person shall be entitled to receive the benefits hereof. The Initial Purchaser (in its capacity as Initial Purchaser) shall have no liability or obligation to the Issuer with respect to any failure by a Holder to comply with, or breach by any Holder of, any of the obligations of such Holder under this Agreement.

                  (g) Purchases and Sales of Notes. The Issuer shall not, and shall use its reasonable best efforts to cause its affiliates (as defined in Rule 405 under the Securities Act) within its Control not to, resell or otherwise transfer any Notes acquired by the Company or such affiliates, except pursuant to an effective registration statement under the Securities Act or an exemption therefrom.

                  (h) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Issuer and the Initial Purchaser, and the Initial Purchaser shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights or the rights of Holders hereunder.

                  (i) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (j) Securities Held by the Issuer or Their Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Issuer or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  (k) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (l) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  (m) Consent to Jurisdiction. Each party irrevocably agrees that any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby ("Related Proceedings") may be instituted in the federal courts of the United States of America located in the City of New York or the courts of the State of New York in each case located in the Borough of Manhattan in the City of New York (collectively, the "Specified Courts"), and irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a "Related Judgment"), as to which such Jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding. The parties further agree that service of any process, summons, notice or document by mail to such party's address set forth above shall be effective service of process for any lawsuit, action or other proceeding brought in any such court. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any lawsuit, action or other proceeding in the Specified Courts, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such lawsuit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

                  (n) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby, and the parties hereto shall use its best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction, it being intended that all of the rights and privileges of the parties shall be enforceable to the fullest extent permitted by law.

                  (o) Entire Agreement. This Agreement, together with the Purchase Agreement and the Indenture, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Issuer with respect to the Registrable Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                           [Signature page to follow]

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      Very truly yours,

                                      JAKKS PACIFIC, INC.

                                      By:  _____________________________________
                                           Name: Joel M. Bennett
                                           Title: Chief Financial Officer

         The foregoing Registration Rights Agreement is hereby confirmed and accepted as of the date first above written.

                                      BEAR, STEARNS & CO. INC.,

                                      By  ______________________________________
                                          Name:
                                          Title:

                                     ANNEX A

                               JAKKS PACIFIC, INC.
                      NOTICE OF REGISTRATION STATEMENT AND
                SELLING SECURITYHOLDER ELECTION AND QUESTIONNAIRE

                                     NOTICE

         Jakks Pacific, Inc. (the "Company") has filed, or intends shortly to file, with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 or such other Form as may be available (the "Shelf Registration Statement") for the registration and resale under Rule 415 of the Securities Act of 1933, as amended (the "Securities Act"), of the Company's Convertible Senior Notes due 2023 (CUSIP No. 47012EAA4) (the "Notes"), and common stock, par value $0.001 per share, issuable upon conversion thereof (the "Shares" and together with the Notes, the "Transfer Restricted Securities") in accordance with the terms of the Registration Rights Agreement, dated as of June 9, 2003 (the "Registration Rights Agreement") between the Company and Bear, Stearns & Co. Inc. A copy of the Registration Rights Agreement is available from the Company. All capitalized terms not otherwise defined herein have the meaning ascribed thereto in the Registration Rights Agreement.

         To sell or otherwise dispose of any Transfer Restricted Securities pursuant to the Shelf Registration Statement, a beneficial owner of Transfer Restricted Securities generally will be required to be named as a Selling Securityholder in the related Prospectus, deliver a Prospectus to purchasers of Transfer Restricted Securities, be subject to certain civil liability provisions of the Securities Act and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification rights and obligations, as described below). To be included in the Shelf Registration Statement, this Election and Questionnaire must be completed, executed and delivered to the Company at the address set forth herein for receipt prior to or on the 30th business day from the receipt hereof (the "Election and Questionnaire Deadline"). BENEFICIAL OWNERS THAT DO NOT COMPLETE AND RETURN THIS ELECTION AND QUESTIONNAIRE PRIOR TO THE ELECTION AND QUESTIONNAIRE DEADLINE AND DELIVER IT TO THE COMPANY AS PROVIDED BELOW WILL NOT BE NAMED AS SELLING SECURITYHOLDERS IN THE SHELF REGISTRATION STATEMENT, AND THEREFORE, WILL NOT BE PERMITTED TO SELL ANY TRANSFER RESTRICTED SECURITIES PURSUANT TO THE SHELF REGISTRATION STATEMENT.

         Certain legal consequences arise from being named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus. Accordingly, holders and beneficial owners of Transfer Restricted Securities are advised to consult their own securities law counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Shelf Registration Statement and the related Prospectus.

                                    ELECTION

         The undersigned holder (the "Selling Securityholder") of Transfer Restricted Securities hereby elects to include in the Shelf Registration Statement the Transfer Restricted Securities beneficially owned by it and listed below in Item 3 (unless otherwise specified under Item 3). The undersigned, by signing and returning this Election and Questionnaire, understands that it will be bound with respect to such Transfer Restricted Securities by the terms and conditions of this Election and Questionnaire and the Registration Rights Agreement.

         Pursuant to the Registration Rights Agreement, the Selling Securityholder has agreed to indemnify and hold harmless the Company, the Company's directors, the Company's officers, employees, representatives and agents and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against certain losses arising in connection with statements concerning the Selling Securityholder made in the Shelf Registration Statement or the related Prospectus in reliance upon the information provided in this Election and Questionnaire.

         The Selling Securityholder hereby provides the following information to the Company and represents and warrants that such information is accurate and complete:

                                  QUESTIONNAIRE

         1.       (a)      Full Legal Name of Selling Securityholder:

________________________________________________________________________________

                  (b) Full legal name of registered holder (if not the same as (a) above) through which Transfer Restricted Securities listed in
         (3) below are held:

________________________________________________________________________________

                  (c) Full legal name of DTC participant (if applicable and if not the same as (b) above) through which Transfer Restricted Securities listed in (3) are held:

________________________________________________________________________________

         2.       Address for notices to Selling Securityholders:

________________________________________________________________________________

________________________________________________________________________________

Telephone: ___________________________Fax:_____________________

Contact Person:_________________________________________________________________

         3.       Beneficial ownership of Transfer Restricted Securities:

                  (a) Type of Transfer Restricted Securities beneficially owned, and principal amount of Notes or Number of shares of Common Stock, as the case may be, beneficially owned:

                  (b) CUSIP No(s). of such Transfer Restricted Securities beneficially owned:

         4. Beneficial ownership of the Company's securities owned by the Selling Securityholder:

EXCEPT AS SET FORTH BELOW IN THIS ITEM (4), THE UNDERSIGNED IS NOT THE BENEFICIAL OR REGISTERED OWNER OF ANY SECURITIES OF THE COMPANY OTHER THAN THE TRANSFER RESTRICTED SECURITIES LISTED ABOVE IN ITEM (3) ("Other Securities").

                  (a) Type and amount of Other Securities beneficially owned by the Selling Securityholder:

________________________________________________________________________________

                  (b) CUSIP No(s). of such Other Securities beneficially owned:

________________________________________________________________________________

         5.       Relationship with the Company

         Except as set forth below, neither the undersigned nor any of its affiliates, officers, directors or principal equity holders (5% or more) has held any position or office or has had any other material relationship with the Company (or their predecessors or affiliates) during the past three years.

State any exceptions here:

________________________________________________________________________________

         6.       Plan of Distribution:

         Except as set forth below, the undersigned (including its donees or pledgees) intends to distribute the Transfer Restricted Securities listed above in Item (3) pursuant to the Shelf Registration Statement only as follows (if at all). Such Transfer Restricted Securities may be sold from time to time directly by the undersigned or, alternatively, through underwriters, broker-dealers or agents. If the Transfer Restricted Securities are sold through underwriters or broker-dealers, the Selling Securityholder will be responsible for underwriting discounts or commissions or agent's commissions. Such Transfer Restricted Securities may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of sale, at varying prices determined at the time of sale, or at negotiated prices. Such sales may be effected in transactions (which may involve crosses or block transactions):

                           (i) on any national securities exchange or quotation service on which the Transfer Restricted Securities may be listed or quoted at the time of sale;

                           (ii)     in the over-the-counter market;

                           (iii) in transactions otherwise than on such exchanges or services or in the over-the-counter market; or

                           (iv)     through the writing of options.

         In connection with sales of the Transfer Restricted Securities or otherwise, the undersigned may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Transfer Restricted Securities and deliver Transfer Restricted Securities to close out such short positions, or loan or pledge Transfer Restricted Securities to broker-dealers that in turn may sell such securities. State any exceptions here:

________________________________________________________________________________

________________________________________________________________________________

Note: In no event will such method(s) of distribution take the form of an underwritten offering of the Transfer Restricted Securities without the prior agreement of the Company.

         By signing below, the Selling Securityholder acknowledges that it understands its obligation to comply, and agrees it will comply, with the provisions of the prospectus delivery and other provisions of the Securities Act and Exchange Act and the respective rules and regulations promulgated thereunder, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Transfer Restricted Securities pursuant to the Shelf Registration Statement.

         If the Selling Securityholder transfers all or any portion of the Transfer Restricted Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder agrees to notify the transferee(s) at the time of the transfer of its rights and obligations under this Election and Questionnaire and the Registration Rights Agreement.

         By signing below, the Selling Securityholder consents to the disclosure of the information contained herein in its answers to Items (1) through (6) above and the inclusion of such information in the Shelf Registration Statement and the related Prospectus. The Selling Securityholder understands that such information will be relied upon by the Company in connection with the preparation or amendment of the Shelf Registration Statement and the related Prospectus.

         In accordance with the Selling Securityholder's obligation under the Registration Rights Agreement to provide such information as may be required by law for inclusion in the Shelf Registration Statement, the Selling Securityholder agrees to promptly notify the Company of any inaccuracies or changes in the information provided herein that may occur subsequent to the date hereof at any time while the Shelf Registration Statement remains effective. All notices hereunder and pursuant to the Registration Rights Agreement shall be made in writing at the address set forth below.

         Once this Election and Questionnaire is executed by the Selling Securityholders and received by the Company, the terms of this Election and Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Transfer Restricted Securities beneficially owned by such Selling Securityholder and listed in Item 3 above. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

         IN WITNESS WHEREOF, the undersigned, by authority duly given, has caused this Election and Questionnaire to be executed and delivered either in person or by its authorized agent.

Dated:
                                      Beneficial Owner

                                      By: ______________________________________
                                          Name:
                                          Title:

         Please return the completed and executed Election and Questionnaire for receipt PRIOR TO OR ON THE 30TH BUSINESS DAY FROM RECEIPT HEREOF to Jakks Pacific, Inc. at:

         Jakks Pacific, Inc.
         22619 Pacific Coast Highway
         Malibu, California 90265
         Attention: Joel Bennett

                              EXHIBIT 1 TO ANNEX A

                           NOTICE TO TRANSFER PURSUANT
                            TO REGISTRATION STATEMENT

Jakks Pacific, Inc.
22619 Pacific Coast Highway
Malibu, California 90265
Attention: Joel Bennett

         Re: Jakks Pacific, Inc.'s Convertible Senior Notes due 2023 (the
"Notes")

Dear Sirs:

         Please be advised that __________ has transferred $_________ aggregate principal amount of the above-referenced Notes or ____________________________ shares of the Company's Common Stock issued on conversion or repurchase of Notes, pursuant to the Registration Statement on Form S-3 (File No. 333- __________) filed by the Company.


         We hereby certify that the prospectus delivery requirements, if any, of the Securities Act of 1933, as amended, have been satisfied with respect to the transfer described above and that the above named beneficial owner of the Notes or Common Stock is named as a selling securityholder in the Prospectus dated _____________________, or in amendments or supplements thereto, and that the aggregate principal amount of the Notes or number of shares of Common Stock transferred are all or a portion of the Notes or Common Stock listed in such Prospectus, as amended or supplemented, opposite such owner's name.

                                      Very truly yours,

                                      [name]

                                      By:  _____________________________________
                                           (Authorized signature)
Dated: ________________